Exhibit 3.11(a)
COLUMBIA PROPERTIES VICKSBURG, LLC
FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT
     THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (the “Amendment”) is made and entered into as of December 21, 2006 by COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company (the “Company”), and the persons who have executed this Amendment or a counterpart hereof.
     1. Recitals. The Company and the JMBS Casino Trust f/b/o Joseph A. Yung, the JMBS Casino Trust f/b/o Judith A. Yung, the JMBS Casino Trust f/b/o Michelle M. Yung, the JMBS Casino Trust f/b/o William J. Yung, IV, the JMBS Casino Trust f/b/o Julie A. Haught, the JMBS Casino Trust f/b/o Jennifer A. Yung, the JMBS Casino Trust f/b/o Scott A. Yung, and William J. Yung, III (collectively, the “Members”) are parties to a Limited Liability Company Agreement dated as of January 23, 2003 (the “Agreement”). Section 9.7 of the Agreement states that the Agreement may be amended only by a writing signed by the Company, the Members and not less than 5/7 of the then living Yung Siblings (as defined in the Agreement). The Company, the Members and the Yung Siblings desire to amend the Agreement in accordance with the terms of this Amendment.
     2. Amendment.
          (a) Purpose. Section 1.4 of the Agreement is hereby amended and restated in its entirety as follows:
     1.4 Purpose. The Company is formed for the purpose of (i) acquiring, owning, and operating the riverboat gaming facility currently known as Horizon Vicksburg Casino and the hotel currently known as Horizon Vicksburg Hotel, both in Vicksburg, Mississippi, together with all appurtenances and privileges and other real and personal property related thereto, (ii) entering into the Financing Documents and any and all documents contemplated by the Financing Documents and the performance of the obligations of the Company thereunder, including the grant of guarantees, the grant of security and the compliance with the affirmative and negative covenants, registration rights agreements, indemnities, representations and warranties and other agreements and obligations set forth therein, and (iii) engaging in any other lawful act or activity. The Company shall have all the powers necessary, incidental, or convenient to effect any purpose for which it is formed, including all powers granted by the Act.
          (b) Management and Control in General. Section 4.1 (c) of the Agreement is hereby amended and restated in its entirety to read as follows:

     (c) If William J. Yung, III ceases to be the Manager, then without the written consent of the holders of not less than 5/7 of the outstanding Voting Units and not less than 5/7 of the then living Yung Siblings, the Company shall not: (i) employ or engage the services of any Member, any beneficiary of a trust that is a Member, or any Member’s Family Members or Affiliates (collectively a “Restricted Person”), and in no event shall the Company provide compensation or benefits to any Restricted Person in excess of the fair market value of the services actually rendered to the Company; (ii) make any loan or advancement to or receive any loan or advancement from any Restricted Person; (iii) issue to any Restricted Person any Units or any right to purchase, subscribe to, or otherwise acquire any Units or any interest therein, whether by granting options, Unit bonuses, warrants, rights, convertible securities, or otherwise; or (iv) enter into any other agreement or transaction with any Restricted Person; provided, however, that the Company shall be permitted to take any of the foregoing actions to the extent contemplated by, or required by the terms of, the Financing Documents, including taking such action as may be necessary to permit any Restricted Person to fulfill its obligations under the Financing Documents.
          (c) Definitions. Section 9.1 of the Agreement shall be amended by adding the following definition after the definition of “Financial Rights” and before the definition of “Gaming Regulations”:
“Financing Documents” shall mean (i) the Credit Agreement to be entered into by and among Wimar OpCo, LLC (d/b/a Tropicana Entertainment)(“Tropicana Entertainment”), Wimar OpCo Intermediate Holdings, LLC, CP Laughlin Realty, LLC, Columbia Properties Vicksburg, LLC, JMBS Casino LLC, Credit Suisse, as Administrative and Collateral Agent, the other Agents and Arrangers party thereto and the Lenders party thereto (the “Credit Agreement”), (ii) each other Loan Document (as defined in the Credit Agreement), (iii) the Indenture, to be dated on or about December 28, 2006 (the “Indenture”), among Tropicana Entertainment, Wimar OpCo Finance Corp. (d/b/a Tropicana Finance) (“Tropicana Finance” and, together with Tropicana Entertainment, the “Issuers”) and U.S. Bank National Association, as trustee (the “Trustee”), to be supplemented by the Supplemental Indenture to be dated on or about January 3, 2007, among the Notes Guarantors identified therein (including the Company), the Issuers and the Trustee, (iv) the Securities (as defined in the Indenture) to be issued under the Indenture, (v) the Purchase Agreement dated December 14, 2006, among the Issuers and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers identified therein, together with the counterparts thereto executed by the guarantors of the Securities (including the Company), and (vi) the Registration Rights Agreement to be dated on or about December 28, 2006, among the Issuers and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers identified therein, together with the

2

counterparts thereto executed by the guarantors of the Securities (including the Company), in each case as such agreements and documents may be amended, modified or supplemented from time to time.
     3. Remainder of Agreement. Except as amended by this Amendment, the Agreement shall remain in full force and effect.
     4. Acknowledgment of Financing Documents. Each of the Members, and each of the Yung Siblings, as beneficiaries of the JMBS Casino Trust, hereby acknowledges and agrees that the Company is entering into the Financing Documents and that such action is in the best interests of the Company, and further hereby consents to and endorses the entry into of the Financing Documents. Each of the Members, and each of the Yung Siblings, further hereby acknowledges that upon the execution by the Company of the Financing Documents, it will become a party thereto and will be subject to the guarantees, grants of security, affirmative and negative covenants, registration rights agreements, indemnities, representations and warranties and other agreements and obligations set forth therein, and hereby consents to thereto.
     5. Acknowledgment of Negative Pledge. Each of the Members, and each of the Yung Siblings, as beneficiaries of the JMBS Casino Trust, hereby acknowledges and agrees that the JMBS Casino Trust is entering into a Negative Pledge pursuant to which it agrees not to encumber or dispose of the equity of the Company and that such action is in the best interests of the Company, and further hereby consents to and endorses the entry into of the Negative Pledge. Each of the Members, and each of the Yung Siblings, further hereby acknowledges that upon the execution by the JMBS Casino Trust of the Negative Pledge, it will become a party thereto and will be subject to the affirmative and negative covenants, indemnities, representations and warranties and other agreements and obligations set forth therein, and hereby consents to thereto.

3

Signed as of the date above

COLUMBIA PROPERTIES VICKSBURG, LLC		THE JMBS CASINO TRUST f/b/o William J. Yung, IV

By:	/s/ William J. Yung, III William J. Yung, III, Manager	By:	/s/ Joseph A. Yung Joseph A. Yung, Trustee

THE JMBS CASINO TRUST f/b/o Joseph A. Yung		THE JMBS CASINO TRUST f/b/o Julie A. Haught

By:	/s/ Joseph A. Yung Joseph A. Yung, Trustee	By:	/s/ Joseph A. Yung Joseph A. Yung, Trustee

THE JMBS CASINO TRUST f/b/o Judith A. Yung		THE JMBS CASINO TRUST f/b/o Jennifer A. Yung

By:	/s/ Joseph A. Yung Joseph A. Yung, Trustee	By:	/s/ Joseph A. Yung Joseph A. Yung, Trustee

THE JMBS CASINO TRUST f/b/o Michelle M. Yung		THE JMBS CASINO TRUST f/b/o Scott A. Yung

By:	/s/ Joseph A. Yung Joseph A. Yung, Trustee	By:	/s/ Joseph A. Yung Joseph A. Yung, Trustee

/s/ William J. Yung, III		/s/ William J. Yung, IV

William J. Yung, III		William J. Yung, IV

/s/ Michelle M. Yung		/s/ Joseph A. Yung

Michelle M. Yung		Joseph A. Yung
Columbia Properties Vicksburg First Amendment to Operating Agreement Signature Page

/s/ Scott A. Yung	/s/ Julie A. Haught

Scott A. Yung	Julie A. Haught

/s/ Judith A. Yung	/s/ Jennifer A. Yung

Judith A. Yung	Jennifer A. Yung
Columbia Properties Vicksburg First Amendment to Operating Agreement Signature Page